Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Nivalis Therapeutics, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended September  30, 2016, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2016

/s/ JON CONGLETON
Jon Congleton
President and Chief Executive Officer

/s/ R. MICHAEL CARRUTHERS
R. Michael Carruthers

Chief Financial Officer